Exhibit 2.4

Execution Version

ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE AND

REORGANIZATION AGREEMENT

This Addendum, dated May 7, 2021 (“Addendum”) to that certain Amended and Restated Equity Interest Purchase and Reorganization Agreement, dated April 1, 2021 (the “Agreement”), is entered into by and between Marpai, Inc., a Delaware corporation (the “Buyer”), and WellEnterrpises USA, LLC, a Florida limited liability (“Company Seller”), and is agreed to and ratified by the undersigned Original Noteholders (as defined in the Agreement).

The parties desire to enter into this Addendum to clarify and correct the number of shares of Buyer Stock issuable to the Original Noteholders as a result of the closing of the transactions contemplated by the Agreement. Any terms not otherwise defined in the Addendum shall have the meaning ascribed to it in the Agreement.

WHEREAS, Buyer and Company Seller have become aware of an interest miscalculation with respect to the Original Notes as of April 1, 2021, the Closing Date of the Agreement;

WHEREAS, such interest miscalculation resulted in an incorrect amount of shares of Buyer Stock listed as issuable to the Original Noteholders in Schedule A: Schedule of Consideration of the Agreement (“Schedule A”);

WHEREAS , Section 13.2 of the Agreement provides that the Agreement may be amended with the consent of Buyer and Company Seller; and

WHEREAS, Buyer and Company Seller, with the consent, agreement and ratification of the Original Noteholders, desire to amend Schedule A to reflect the proper number of shares of Buyer Stock issuable to the Original Noteholders as a result of the closing of the transactions contemplated by the Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. Amendment to Schedule A. Schedule A of the Agreement is hereby replaced in its entirety by Exhibit A to this Addendum (“Amended Schedule A”).

2. Ratification. The undersigned Original Noteholders hereby ratify the adoption of Amended Schedule A and acknowledge that the conversion of the Original Notes will be consistent with Amended Schedule A.

3.   Nullification and Destruction of Stock Certificates. The parties hereto agree that any stock certificates representing shares of Buyer Stock and shares issued in exchange of the Original Notes previously issued pursuant to Schedule A are null and void.

4.  Issuance of New Stock Certificates. Buyer agrees to promptly issue new certificates representing shares of Buyer Stock in accordance with the amounts listed in the Amended Schedule A and to amend the same on its corporate records.

5. Reaffirmation of Agreement. Other than as set forth in this Addendum, the remaining provisions of the Agreement shall remain in full force and effect.

6. Miscellaneous. The undersigned, and their respective successors and assigns, shall perform every act that may be reasonably required to effectuate the provisions of Addendum. This Addendum shall be binding on the undersigned and their representatives and assigns. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Addendum. The applicable provisions of Article 13 of the Agreement shall apply to this Addendum, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereto have caused this Addendum to be duly executed as of the date first above written.

BUYER:

Marpai, Inc.

By:	/s/ Edmundo Gonzalez
Name :	Edmundo Gonzalez
Title:	CEO

COMPANY SELLER:

WellEnterprises USA, LLC

By:
Name:	Phillip G. Mowry
Title:	Manager

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

IN WITNESS WHEREOF, the undersigned hereto have caused this Addendum to be duly executed as of the date first above written.

BUYER:

Marpai, Inc.

By:
Name :	Edmundo Gonzalez
Title:	CEO

COMPANY SELLER:

WellEnterprises USA, LLC

By:	/s/ Damien Lamendola
Name:	Damien Lamendola
Title:	President

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

Original Noteholders:

Grays West Ventures LLC		EM Sidewater Associates II

By:	/s/ Edmundo Gonzalez	By:
Name:	Edmundo Gonzalez	Name:
Title:	Sole Member	Title:

HillCour Investment Fund LLC		Sidewater Associates I

By:		By:
Name:		Name:
Title:		Title:

Pishinano Holdings Co. Limited		Winston J. Churchill

By:		By:	/s/ Winston J. Churchill
Name:
Title:		Samuel Sidewater

Weatherford Funds, LLC		By:

By:		Ignacio Mounetou
Name:
Title:		By:	/s/ Ignacio Mounetou

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

Original Noteholders:

Grays West Ventures LLC		EM Sidewater Associates II

By:		By:	/s/ Steven Sidewater
Name:	Edmundo Gonzalez	Name:	Steven Sidewater
Title:	Sole Member	Title:	General Partner

HillCour Investment Fund LLC		Sidewater Associates I

By:		By:	/s/ Samuel Sidewater
Name:		Name:	Samuel Sidewater
Title:		Title:	General Partner

Pishinano Holdings Co. Limited		Winston J. Churchill

By:		By:
Name:
Title:		Samuel Sidewater

Weatherford Funds, LLC		By:	/s/ Samuel Sidewater

By:		Ignacio Mounetou
Name:
Title:		By:

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

Original Noteholders:

Grays West Ventures LLC		EM Sidewater Associates II

By:		By:
Name:	Edmundo Gonzalez	Name:
Title:	Sole Member	Title:

HillCour Investment Fund LLC		Sidewater Associates I

By:	/s/ Damien Lamendola	By:
Name:	Damien Lamendola	Name:
Title:	President	Title:

Pishinano Holdings Co. Limited		Winston J. Churchill

By:		By:
Name:
Title:		Samuel Sidewater

Weatherford Funds, LLC		By:

By:		Ignacio Mounetou
Name:
Title:		By:

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

Original Noteholders:

Grays West Ventures LLC		EM Sidewater Associates II

By:		By:
Name:	Edmundo Gonzalez	Name:
Title:	Sole Member	Title:

HillCour Investment Fund LLC		Sidewater Associates I

By:		By:
Name:		Name:
Title:		Title:

Pishinano Holdings Co. Limited		Winston J. Churchill

By:	/s/ KYRIAKOS KYRIAKOY	By:
Name:	KYRIAKOS KYRIAKOY
Title:	DIRECTOR	Samuel Sidewater

Weatherford Funds, LLC		By:

By:		Ignacio Mounetou
Name:
Title:		By:

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

Original Noteholders:

Grays West Ventures LLC		EM Sidewater Associates II

By:		By:
Name:	Edmundo Gonzalez	Name:
Title:	Sole Member	Title:

HillCour Investment Fund LLC		Sidewater Associates I

By:		By:
Name:		Name:
Title:		Title:

Pishinano Holdings Co. Limited		Winston J. Churchill

By:		By:
Name:
Title:		Samuel Sidewater

Weatherford Funds, LLC		By:

By:	/s/ Drew Weatherford	Ignacio Mounetou
Name:	Drew Weatherford
Title:	Partner	By:

SIGNATURES - ADDENDUM TO AMENDED AND RESTATED EQUITY INTEREST PURCHASE

AND REORGANIZATION AGREEMENT

EXHIBIT A

AMENDED SCHEDULE A

[attached]